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                                                                   EXHIBIT 99.03




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Partnership Policy Committee
Northern Border Partners, L.P.:


We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-63566 and File No. 333-72323) and on Form S-8 (File No. 333-66949) of Northern Border Partners, L.P. and Subsidiaries (the Partnership) of our report dated September 6, 2002 relating to the consolidated balance sheets of Northern Border Partners, L.P. and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, comprehensive income, cash flows and changes in partners' equity for each of the years in the three-year period ended December 31, 2001 which report appears in the December 31, 2001 Annual Report on Form 10-K of Northern Border Partners, L.P.

Our report refers to the Partnership's adoption of Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, which was subsequently amended by SFAS No. 137 and SFAS No. 138.


                                       /s/ KPMG LLP


Omaha, Nebraska
September 27, 2002